                                                                       EXHIBIT 1


==============================================================================





                         PENNZOIL-QUAKER STATE COMPANY
                           (a Delaware corporation)

                       $150,000,000 8.65% NOTES DUE 2002




                          ---------------------------

                            UNDERWRITING AGREEMENT

                          ---------------------------






                           Dated: November 30, 2000



================================================================================

                               TABLE OF CONTENTS

SECTION 1.           Representations and Warranties...........................................................    2
----------           ------------------------------
   (a)      Representations and Warranties by the Company.....................................................    2
   ---      ---------------------------------------------
      (1)      Compliance with Registration Requirements......................................................    2
      ---      -----------------------------------------
      (2)      Incorporated Documents.........................................................................    3
      ---      ----------------------
      (3)      Independent Accountants........................................................................    3
      ---      -----------------------
      (4)      Financial Statements...........................................................................    3
      ---      --------------------
      (5)      No Material Adverse Change in Business.........................................................    4
      ---      --------------------------------------
      (6)      Good Standing of the Company...................................................................    4
      ---      ----------------------------
      (7)      Good Standing of Jiffy Lube....................................................................    4
      ---      ---------------------------
      (8)      Capitalization.................................................................................    5
      ---      --------------
      (9)      Authorization of this Agreement................................................................    5
      ---      -------------------------------
      (10)     Authorization of the Indenture.................................................................    5
      ----     ------------------------------
      (11)     Authorization of the Notes.....................................................................    5
      ----     --------------------------
      (12)     Description of the Notes and the Indenture.....................................................    6
      ----     ------------------------------------------
      (13)     Absence of Defaults and Conflicts..............................................................    6
      ----     ---------------------------------
      (14)     Absence of Labor Disputes......................................................................    6
      ----     -------------------------
      (15)     Absence of Proceedings.........................................................................    7
      ----     ----------------------
      (16)     Accuracy of Exhibits...........................................................................    7
      ----     --------------------
      (17)     Absence of Further Requirements................................................................    7
      ----     -------------------------------
      (18)     Possession of Intellectual Property............................................................    7
      ----     -----------------------------------
      (19)     Possession of Licenses and Permits.............................................................    7
      ----     ----------------------------------
      (20)     Tax Returns....................................................................................    8
      ----     -----------
      (21)     Environmental Laws.............................................................................    8
      ----     ------------------
      (22)     Insurance......................................................................................    8
      ----     ---------
      (23)     No Stabilization...............................................................................    8
      ----     ----------------
      (24)     Investment Company Act.........................................................................    9
      ----     ----------------------
SECTION 2.           Sale and Delivery to the Underwriter; Closing............................................    9
----------           ---------------------------------------------
   (a)      The Notes.........................................................................................    9
   ---      ---------
   (b)      Payment...........................................................................................    9
   ---      -------
   (c)      Form; Registration................................................................................    9
   ---      ------------------
SECTION 3.           Covenants of the Company.................................................................    9
----------           ------------------------
   (a)      Compliance with Securities Regulations and Commission Requests....................................    9
   ---      --------------------------------------------------------------
   (b)      Filing of Amendments..............................................................................   10
   ---      --------------------
   (c)      Delivery of Registration Statements...............................................................   10
   ---      -----------------------------------
   (d)      Delivery of Prospectus............................................................................   10
   ---      ----------------------
   (e)      Continued Compliance with Securities Laws.........................................................   10
   ---      -----------------------------------------
   (f)      Blue Sky Qualifications...........................................................................   11
   ---      -----------------------
   (g)      Earnings Statement................................................................................   11
   ---      ------------------
   (h)      Use of Proceeds...................................................................................   11
   ---      ---------------
   (i)       Restriction on Sale of the Notes.................................................................   11
   ---       --------------------------------
   (j)       Reporting Requirements...........................................................................   11
   ---       ----------------------
SECTION 4.           Payment of Expenses......................................................................   12
----------           -------------------
   (a)      Expenses..........................................................................................   12
   ---      --------
   (b)      Termination of Agreement..........................................................................   12
   ---      ------------------------

SECTION 5.           Conditions of the Underwriter's Obligations..............................................   12
----------           -------------------------------------------
   (a)      Effectiveness of Registration Statement...........................................................   12
   ---      ---------------------------------------
   (b)      Opinion of Counsel for Company....................................................................   12
   ---      ------------------------------
   (c)      Opinion of Counsel for the Underwriter............................................................   13
   ---      --------------------------------------
   (d)      Officers' Certificate.............................................................................   13
   ---      ---------------------
   (e)      Accountants' Comfort Letters......................................................................   13
   ---      ----------------------------
   (f)      Maintenance of Rating.............................................................................   13
   ---      ---------------------
   (g)      Additional Documents..............................................................................   14
   ---      --------------------
   (h)      Termination of Agreement..........................................................................   14
   ---      ------------------------
SECTION 6.  Indemnification...................................................................................   14
---------------------------
   (a)      Indemnification of the Underwriter by the Company.................................................   14
   ---      -------------------------------------------------
   (b)      Indemnification of Company, Directors and Officers................................................   15
   ---      --------------------------------------------------
   (c)      Actions against Parties; Notification.............................................................   15
   ---      -------------------------------------
   (d)      Settlement without Consent if Failure to Reimburse................................................   16
   ---      --------------------------------------------------
SECTION 7.           Contribution.............................................................................   17
----------           ------------
SECTION 8.           Representations, Warranties and Agreements to Survive Delivery...........................   18
----------           --------------------------------------------------------------
SECTION 9.           Termination of Agreement.................................................................   18
----------           ------------------------
   (a)      Termination; General..............................................................................   18
   ---      --------------------
   (b)      Liabilities.......................................................................................   18
   ---      -----------
SECTION 10           Notices..................................................................................   18
----------           -------
SECTION 11.          Parties..................................................................................   19
-----------          -------
SECTION 12.          Governing Law and Time...................................................................   19
-----------          ----------------------
SECTION 13.          Effect of Headlines......................................................................   19
-----------          -------------------

SCHEDULE 1 -  Pricing Information

EXHIBIT A - Form of Opinion of Company's Counsel

                         PENNZOIL-QUAKER STATE COMPANY
                           (a Delaware corporation)


                       $150,000,000 8.65% Notes due 2002



                            UNDERWRITING AGREEMENT

                               November 30, 2000


SALOMON SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

     Pennzoil-Quaker State Company, a Delaware corporation (the "Company"), confirms its agreement with Salomon Smith Barney Inc. ("the Underwriter") with respect to the issue and sale by the Company and the purchase by the Underwriter of $150,000,000 principal amount of the Company's 8.65% Notes due 2002 (the "Notes"). The Notes are to be issued pursuant to the indenture dated as of February 1, 1999 (the "Indenture") between the Company and The Chase Manhattan Bank, a New York banking corporation (successor to Chase Bank of Texas, National Association), as trustee (the "Trustee"). The term "Indenture," as used herein, includes the Board Resolutions and Officers' Certificate (as defined in the Indenture) or the supplemental indenture establishing the form and terms of the Notes pursuant to Sections 301 and 904 of the Indenture.

     The Company understands that the Underwriter proposes to make a public offering of the Notes as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-65909) and pre-effective Amendment No. 1 thereto for the registration of the Notes under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed such post-effective amendments thereto as may be required. Such registration statement (as so amended, if applicable) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Notes, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Notes, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). A "preliminary prospectus" shall be deemed to refer to the prospectus dated January 25, 1999, and the preliminary prospectus supplement dated November 16, 2000, relating to the offering filed with the Commission pursuant to Rule 424(b) of the 1933 Act. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, the preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, the preliminary prospectus or the Prospectus, as the case may be.

     SECTION 1. Representations and Warranties

     (a) Representations and Warranties by the Company. The Company represents and warrants to the Underwriter, as of the date hereof, as of the Closing Time referred to in Section 2(b) hereof, and agrees with the Underwriter, as follows:

           (1)  Compliance with Registration Requirements. The Company meets the
                -----------------------------------------
     requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

           At the respective times the Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Notes will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2)  Incorporated Documents. The documents incorporated or deemed to
               ----------------------
     be incorporated by reference in the Registration Statement and Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus, and at the Closing Time did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3)  Independent Accountants.  The accountants who certified the
               -----------------------
     financial statements and supporting schedules of each of the Company, Excel Paralubes ("Excel") and Quaker State Corporation ("Quaker State") included in the Registration Statement and the Prospectus are independent certified public accountants with respect to the Company and its subsidiaries, Excel and Quaker State and its subsidiaries, respectively, within the meaning of Regulation S-X under the 1933 Act.

          (4)  Financial Statements.  The financial statements of the Company
               --------------------
     included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. The financial statements of Quaker State included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly in all material respects the financial position of Quaker State and its consolidated subsidiaries at the dates indicated and the statement of operations and cash flows of Quaker State and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. In addition, the selected unaudited pro forma financial statement of operations data included in the Registration Statement and the Prospectus presents fairly in all material respects the information shown therein, has been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and has been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (5)  No Material Adverse Change in Business.  Since the respective
               --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for cash dividends on the Company's common stock in amounts not exceeding an aggregate of $0.25 per share, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock since December 31, 1999.

          (6)  Good Standing of the Company.  The Company has been duly
               ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (7)  Good Standing of Jiffy Lube.  Jiffy Lube International, Inc.
               ---------------------------
     ("Jiffy Lube"), the subsidiary of the Company, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of Jiffy Lube has been duly authorized and is validly issued, fully paid and non-assessable and is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than the pledges to banks under the loan agreements of the Company. None of the outstanding shares of capital stock of Jiffy Lube was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or by-laws of Jiffy Lube or under any agreement to which the Company or Jiffy Lube is a party. Except for the stock of the Jiffy Lube and as disclosed in the Registration Statement, the Company does not own, and at the Closing Time will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity that constitutes a "significant subsidiary" as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act. Complete and correct copies of the certificate of incorporation and of the by-laws of the Company and Jiffy Lube and all amendments thereto have been delivered to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to the Closing Time.

          (8)  Capitalization.  The capitalization of the Company as of
               --------------
     September 30, 2000, is as set forth in the Prospectus, in the column entitled "September 30, 2000 -- Historical" under the caption "Capitalization" (except for subsequent issuances of capital stock, if any, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

          (9)   Authorization of this Agreement.  This Agreement has been, as
                -------------------------------
     of the date hereof, duly authorized, executed and delivered by the Company.

          (10)  Authorization of the Indenture.  The Indenture has been duly
                ------------------------------
     authorized, executed and delivered by the Company and duly qualified under the 1939 Act and, assuming it has been duly executed and delivered by the Company and the Trustee, constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights and remedies generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (11)  Authorization of the Notes.  The Notes have been duly authorized
                --------------------------
     and, at the Closing Time, the global certificate representing the Notes will have been duly executed by the Company, and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights and remedies generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

          (12)  Description of the Notes and the Indenture.  The Notes and the
                ------------------------------------------
     Indenture conform in all material respects to the respective statements relating thereto contained in the Prospectus and the Indenture is in substantially the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

          (13)  Absence of Defaults and Conflicts.  Neither the Company nor
                ---------------------------------
     Jiffy Lube is in violation of its charter or by-laws or in default in the performance or observance of material contract or agreement to which the Company or Jiffy Lube is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or Jiffy Lube is subject (collectively, "Agreements and Instruments"), except for such defaults as would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated hereby or thereby or in the Registration Statement and the Prospectus and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or Jiffy Lube pursuant to, any agreements and instruments, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in any violation of any existing applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or Jiffy Lube or any of their assets or properties, which violation would result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or Jiffy Lube. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or Jiffy Lube.

          (14)  Absence of Labor Disputes.  No labor dispute with the employees
                -------------------------
     of the Company or Jiffy Lube exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or Jiffy Lube's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect. Neither the Company nor Jiffy Lube has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees applicable to the Company or Jiffy Lube or (ii) any applicable wage or hour laws in any manner, which violation could reasonably be expected to have a Material Adverse Effect.

          (15)  Absence of Proceedings. Except as disclosed in the Registration
                ----------------------
     Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or Jiffy Lube which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the purchase and sale of the Notes or would be required to be disclosed in the Registration Statement or the Prospectus which is not disclosed in the Registration Statement or Prospectus. The aggregate of all pending legal or governmental proceedings to which the Company or Jiffy Lube is a party or of which any of their respective assets or properties is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (16)  Accuracy of Exhibits. There are no contracts or documents
                --------------------
     which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and/or filed as required.

          (17)  Absence of Further Requirements. No filing with, or
                -------------------------------
     authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement or in connection with the transactions contemplated under this Agreement or for the due execution, delivery or performance of the Indenture by the Company, except such as have been already obtained or as may be required under state securities laws.

          (18)  Possession of Intellectual Property.  The Company and Jiffy
                -----------------------------------
     Lube own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor Jiffy Lube has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or Jiffy Lube therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (19)  Possession of Licenses and Permits.  The Company and Jiffy Lube
                ----------------------------------
     possess such permits, licenses, approvals, consents and other authorizations (collectively,

     "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now conducted by them except where the absence of such Governmental Licenses would not have a Material Adverse Effect.

          (20)  Tax Returns.  All material United States federal income tax
                -----------
     returns of the Company and Jiffy Lube required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The Company and Jiffy Lube have filed all other material tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and Jiffy Lube, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          (21)  Environmental Laws.  Except as described in the Registration
                ------------------
     Statement and the Prospectus and except such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor Jiffy Lube is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative order, consent, decree or judgment thereof, including any judicial or administrative order, consent, decree or judgment relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and Jiffy Lube have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate result in a Material Adverse Effect.

          (22)  Insurance.  The Company maintains insurance coverage covering
                ---------
     its properties, operations, personnel and businesses. In the Company's reasonable judgement, such insurance insures against such losses and risks as are adequate to protect the Company. The Company has not received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force at Closing Time.

          (23)  No Stabilization. Neither the Company nor any of its officers,
                ----------------
     directors or
     controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any Notes of the Company to facilitate the sale or resale of the Notes.

     (24)  Investment Company Act.  The Company is not, and upon the issuance
           ----------------------
     and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder (the "1940 Act").

     (b) Officers' Certificates. Any certificate signed by any officer of the Company or Jiffy Lube and delivered to the Underwriter or to counsel for the Underwriter in connection with the offering of the Notes shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby on the date of such certificate.

     SECTION 2.  Sale and Delivery to the Underwriter; Closing  .
                 ---------------------------------------------

     (a) The Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, $150,000,000 aggregate principal amount of the Notes at the purchase price set forth in Schedule 1 hereto.

     (b) Payment. Payment of the purchase price for, and delivery of the global certificate for, the Notes shall be made at the office of Vinson & Elkins L.L.P., 1001 Fannin, First City Tower, Houston, Texas 77002, or at such other place as shall be agreed upon by the Underwriter and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Underwriter and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery, through the facilities of The Depository Trust Company, for the Underwriter's account of the Notes.

     (c) Form; Registration. The Notes shall be in global form and registered in the name of Cede & Co.

     SECTION 3.  Covenants of the Company.  The Company covenants with the
                 ------------------------
Underwriter participating in the offering of the Notes as follows:

     (a) Compliance with Securities Regulations and Commission Requests . The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Underwriter immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Underwriter notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Underwriter with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriter or counsel for the Underwriter shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriter and counsel for the Underwriter, without charge,
(i) signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), (ii) copies of the Registration Statement and each amendment thereto in the form electronically filed with the Commission pursuant to EDGAR and (iii) signed copies of all consents and certificates of experts, and will also deliver to the Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for the Underwriter. The Registration Statement and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectus. The Company has delivered to the Underwriter, without charge, as many copies of the preliminary prospectus as the Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to the Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and the Prospectus. If at any time when a Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Notes, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriter or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement any Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriter, without charge, such number of copies of such amendment or supplement as the Underwriter may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Notes have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.

     (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its Notes holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of
Section 11(a) of the 1933 Act.

     (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds".

     (i) Restriction on Sale of the Notes. During the period from the date of this Agreement through the date that the Underwriter has completed its distribution of the Notes, the Company will not, without the prior written consent of the Underwriter, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company.

     (j) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay all
                 -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriter of this Agreement, the Indenture, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (iii) the preparation, issuance and delivery of the Notes and any certificate for the Notes to the Underwriter, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Notes to the Underwriter, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Notes under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriter in connection therewith, (vi) the printing and delivery to the Underwriter of copies of the preliminary prospectus, the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Notes, if applicable, (viii) the fees and expenses incurred with respect to the listing of the Notes, if applicable, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriter in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Notes.

     (b) Termination of Agreement. If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or Section 9(a)(i), the Company shall reimburse the Underwriter for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriter that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

     SECTION 5.  Conditions of the Underwriter's Obligations.  The obligations
                 -------------------------------------------
of the Underwriter to purchase and pay for the Notes are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company or Jiffy Lube delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been initiated or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriter. A prospectus containing information relating to the description of the Notes, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

     (b) Opinion of Counsel for Company. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Baker Botts L.L.P., counsel for the

Company, in form and substance satisfactory to counsel for the Underwriter to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriter may reasonably request. In giving such opinion such counsel may rely, as to matters governed by the laws of jurisdictions other than the contract law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (c) Opinion of Counsel for the Underwriter. At Closing Time, the Underwriter shall have received the favorable opinion, dated as of Closing Time, of Vinson & Elkins L.L.P., counsel for the Underwriter, together with respect to the matters set forth in clauses (i), (ii), (v) (vi), (vii) and (ix), and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the contract law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriter. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

     (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and Jiffy Lube considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriter shall have received a certificate of the Company, executed by the President or a Vice President of the Company and the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the Company's knowledge, threatened by the Commission.

     (e) Accountants' Comfort Letters. At Closing Time, the Underwriter shall have received from Arthur Andersen LLP, independent accountants for the Company, and PricewaterhouseCoopers LLP, independent accountants for Excel and former independent accountants for Quaker State, letters dated such date, in form and substance satisfactory to the Underwriter containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information in the Registration Statement and the Prospectus.

     (f) Maintenance of Rating. At Closing Time, the Notes shall be rated at least Baa2 by Moody's Investors Service, Inc. and BBB- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and the Company shall have delivered to the Underwriter a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the

Underwriter, confirming that the Notes have such rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Company's other securities by any "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Company's other securities.

     (g) Additional Documents. At Closing Time, counsel for the Underwriter shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter.

     (h) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be terminated by the Underwriter by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of either party to the other party except as provided in
Section 4 and except that Sections 1, 6, 7, 8 and 10-13 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

           (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to

     Section 6(d) below) any such settlement is effected with the written consent of the Company; and

           (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriter), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

     (b) Indemnification of Company, Directors and Officers. The Underwriter agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, or the preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Notes and in the third and fourth paragraphs under the heading "Underwriting" in the preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in the preliminary prospectus or the Prospectus.

     (c) Actions against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but the failure to so notify an indemnifying party (i) will not relieve such indemnifying party from any liability hereunder unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Notes pursuant to this Agreement; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by the Underwriter, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriter, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total underwriting discounts received by the Underwriter, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of such Notes as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1993 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or Jiffy Lube submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Notes.

     SECTION 9.   Termination of Agreement.
                  ------------------------

     (a) Termination; General. The Underwriter, at its absolute discretion, may terminate this Agreement, by notice to the Company, at any time at or prior to delivery of and payment for the Notes (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable to market the Notes or to enforce contracts for the sale of the Notes, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or
(iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b)   Liabilities.  If this Agreement is terminated pursuant to this
Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 10 -13 survive such termination and remain in full force and effect.

     SECTION 10. Notices.  All notices and other communications hereunder shall
                 -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriter shall be directed to Salomon Smith Barney Inc., attention: General Counsel (fax no. (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013 and notices to the Company shall be directed to it at Pennzoil-Quaker State Company, Pennzoil

Place, Houston, Texas 77252-2967, Attention: General Counsel.

     SECTION 11. Parties.  This Agreement shall inure to the benefit of and be
                 -------
binding upon the Company and the Underwriter and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriter and the Company and their respective successors and the controlling persons and officers, directors, employees and agents referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers, directors, employees and agents and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 12. Governing Law and Time.  THIS AGREEMENT AND THE TERMS AGREEMENT
                 ----------------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13. Effect of Headlines.  The Article and Section headings herein
                 -------------------
and any table of contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement between the Underwriter and the Company in accordance with its terms.


                              Very truly yours,

                              PENNZOIL-QUAKER STATE COMPANY

                              By:  /s/ Laurie K. Stewart
                                 -----------------------------------
                                 Name:  Laurie K. Stewart
                                        -----------------------------
                                 Title: Vice President and Treasurer
                                        -----------------------------


CONFIRMED AND ACCEPTED,
  as of the date first
  above written:


SALOMON SMITH BARNEY INC.


By: /s/ James F. Reilly, Jr.
    -----------------------------
  Name:  James F. Reilly, Jr.
         ------------------------
  Title: Managing Director
         ------------------------

                                                                      SCHEDULE 1

                              PRICING INFORMATION

                         PENNZOIL-QUAKER STATE COMPANY

                       $150,000,000 8.65% Notes due 2002


  1. The purchase price to be paid by the Underwriter for the Notes shall be 99.473% of the principal amount thereof.

  2. The initial public offering price of the Notes shall be 99.823% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

  3.  The interest rate on the Notes shall be 8.65%.

                                                                       EXHIBIT A
                     FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)

          (i) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

          (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to execute and deliver and perform its obligations under the Underwriting Agreement.

          (iii) Jiffy Lube is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of Jiffy Lube is validly issued, fully paid and non-assessable and, to the best of our knowledge, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of Jiffy Lube was issued in violation of the preemptive or similar rights of any security holder thereof.

          (iv) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

          (v) The Indenture has been duly authorized, executed and delivered by the Company and (assuming the due authorization, execution and delivery thereof by the Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights and remedies generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (vi) The global certificate representing the Notes is in the form contemplated by the Indenture, the Notes have been duly authorized by the Company and, assuming the global certificate representing the Notes has been authenticated by the Trustee in the manner provided for in the Indenture (which we have not independently determined) and delivered against payment of the consideration therefor specified in the Underwriting Agreement, the Notes constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights and remedies generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and each registered holder thereof is entitled to the benefits of the Indenture.

          (vii)   The Indenture has been duly qualified under the 1939 Act.

          (viii) The Notes and the Indenture conform as to legal matters in all material respects to the descriptions thereof contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (ix) The Registration Statement has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

          (x) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein and the financial statements and other financial data and supporting schedules included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we express no opinion, as of their respective effective or issue dates appear on their face to have been appropriately responsive in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          (xi) The documents incorporated by reference in the Prospectus (other than the financial statements, other financial data and supporting schedules included therein or omitted therefrom, as to which we express no opinion, and except to the extent that any statement therein is modified or superseded in the Prospectus), as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

          (xii) Except as set forth in the Prospectus (or incorporated by reference therein), we do not know of any action, suit, proceeding, inquiry or investigation pending or threatened against the Company or any of its subsidiaries, or to which the property of the Company or any of its subsidiaries is subject, before or brought by any court or governmental agency or body, domestic or foreign, that is material to the Company and its consolidated subsidiaries taken as a whole.

          (xiii) We do not know of any statutes or regulations or any pending or threatened legal or governmental proceedings required to be described in the Prospectus which are not described as required, nor of any material contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed or incorporated as exhibits to the Registration Statement which are not described and filed or incorporated as required.

          (xiv) No authorization, approval, consent or license of any regulatory body or authority (other than under the 1933 Act, the 1939 Act and the securities or Blue Sky laws of the various states) and no approval of the stockholders of the Company is required for the valid authorization, issuance, sale and delivery of the Notes by the Company, or for the execution, delivery or performance of the Indenture.

          (xv) The execution and delivery of the Underwriting Agreement and the Indenture, the consummation of the transactions contemplated in the Underwriting Agreement and compliance with the terms of the Underwriting Agreement and the Indenture do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the charter or by-laws of the Company or Jiffy Lube, or, to our knowledge, any indenture, mortgage or other agreement or instrument to which the Company or Jiffy Lube is a party or by which they or any of their property is bound, or any existing applicable law, rule, regulation (excluding any securities or anti-fraud law, rule or regulation), or, to our knowledge, any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or Jiffy Lube or any of their properties, which is material to the Company and Jiffy Lube, considered as one enterprise.

          (xvi) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

          We have participated in conferences with officers and other representatives of the Company, counsel employed by the Company, representatives of the independent accountants of the Company and Quaker State, and your representatives and your counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except for the statements referred to in paragraph
(viii), upon which we are passing), we advise you that, on the basis of the foregoing (relying in part upon the factual statements of officers and other representatives of the Company), no facts have come to our attention which lead us to believe that the Registration Statement (except for the financial statements and other financial data included therein or omitted therefrom, and the Form T-1, as to which we have not been asked to comment), at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for the financial statements and other financial data included therein or omitted therefrom, and the Form T-1, as to which we have not been asked to comment), at the time the Prospectus was issued, or at the Closing Time, contained or contains an untrue statement of material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.